UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gravitas Education Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3/F, No. 28 Building, Fangguyuan Section 1, Fangzhuang Fengtai District, Beijing 100078 People’s Republic of China
(Address of principal executive offices, including zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered

American depositary shares, each representing ten Class A ordinary shares	NYSE American LLC

Class A ordinary shares, par value US$0.001 per share*	NYSE American LLC

*	Not for trading, but only in connection with the listing of the American depositary shares on the NYSE American LLC. The American depositary shares represent Class A ordinary shares and are registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6, as amended (Registration No. 333-220440). Accordingly, the American depositary shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220259 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

This registration statement on Form 8-A is being filed by Gravitas Education Holdings, Inc., a Cayman Islands company, with the Securities and Exchange Commission in connection with the registration of its American depositary shares, each representing ten Class A ordinary shares, and Class A ordinary shares, par value US$0.001 per share, under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of its American depositary shares from the New York Stock Exchange to the NYSE American LLC. The registrant expects to trade on the NYSE American LLC under the new name “Mynd.ai, Inc.” and the new ticker symbol of “MYND”.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth in “Description of American Depositary Shares” and “Description of Class A Ordinary Shares,” filed as exhibits 2.6 and 2.7, respectively, to the registrant’s annual report on Form 20-F for the year ended December 31, 2022 filed with the Securities and Exchange Commission on April 28, 2023, which description is incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed because the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Gravitas Education Holdings, Inc.

By:	/s/ Siyuan Wang
	Name:	Siyuan Wang
	Title:	Chief Financial Officer

Dated: December 11, 2023